================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 20, 2001
                        (Date of earliest event reported)


                                DRKOOP.COM, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                      000-26275                95-4697615
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)



                          225 ARIZONA AVENUE, SUITE 250
                           SANTA MONICA, CA 90401-1245
          (Address of Principal executive offices, including zip code)



                                 (310) 395-5700
              (Registrant's telephone number, including area code)



================================================================================

ITEM 2. Acquisition or Disposition of Assets

On August 21, 2001, we filed a current report on Form 8-K reporting that on August 20, 2001 we acquired substantially all of the operating assets of IVonyx Group Services, Inc., ("IVonyx"), a provider of home infusion therapy services, a transaction which we sometimes refer to as the "Asset Sale."

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        In our Report on Form 8-K filed August 8, 2001, we provided certain financial information regarding IVonyx as of and for the period ending March 31, 2001. In this Report on Form 8-K/A we are providing the following financial information:

(a) Unaudited Pro Forma Condensed Financial Statements of drkoop.com, Inc., and IVonyx;

(b) Audited Financial Statements of IVonyx Group Services, Inc., and subsidiaries as of December 31, 2000 and 1999 and for the three year periods ended December 31, 2000; and

        Unaudited Interim Financial Statements of IVonyx Group Services, Inc., and subsidiaries for the three and six month periods ended June 30, 2001 and 2000.

(c)     Exhibits(see Exhibit Index)

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

        Consideration paid by drkoop in the Asset Sale was approximately $3.3 million consisting of the issuance of approximately 5 million shares of drkoop common stock, approximately $2 million of cash consideration, assumption of capital leases of approximately $0.04 million and payment of acquisition costs of approximately $0.71 million. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The Asset Sale was consummated on August 20, 2001.

        The unaudited pro forma statements of operations for the year ended December 31, 2000, and the six months ended June 30, 2001, give effect to (i) the acquisition of IVonyx Group Services, Inc. applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the Asset Sale as if the transaction was consummated as of January 1, 2000.

        The unaudited pro forma condensed balance sheet as of June 30, 2001, is presented as if the asset sale had occurred on June 30, 2001.

        In the opinion of drkoop, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of the dates indicated or of the results that may be obtained in the future.

        These unaudited pro forma condensed financial statements and notes thereto should be read in conjunction with the IVonyx consolidated financial statements and the notes thereto as of and for the year ended December 31, 2000 included in this Report on Form 8-K/A; the IVonyx consolidated financial statements and the notes thereto as of and for the six-month period ended June 30, 2001, included in this Report on Form 8-K/A; the drkoop consolidated financial statements and the notes thereto as of and for the year ended December 31, 2000, included in drkoop's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 which are incorporated herein by reference; and the drkoop consolidated financial statements and the notes thereto as of and for the six month period ended June 30, 2001, included in drkoop's Quarterly Report on Form 10-Q as of and for the period ended June 30, 2001 which are incorporated herein by reference.

PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)



                                                                           FOR THE YEAR ENDED DECEMBER 31, 2000
                                                          ----------------------------------------------------------------------
($ in 000s)                                                  DRKOOP          IVONYX        PROFORMA                    PROFORMA
                                                          (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS    REFERENCE     BALANCES
                                                          ------------    ------------    -----------    ---------     ---------
 Revenues:
                                                                                                                       <C
    Content subscription and software license .......      $   3,505       $       0       $       0                   $   3,505
    Home infusion revenues ..........................              0          28,481               0                      28,481
    Advertising and sponsorship .....................          7,111               0               0                       7,111
    E-commerce and other ............................             32               0               0                          32
                                                           ---------       ---------       ---------                   ---------
       Total revenues ...............................         10,648          28,481               0                      39,129
                                                           ---------       ---------       ---------                   ---------
 Operating expenses:
    Cost of home infusion revenues ..................              0          11,403               0                      11,403
    Compensation and benefits expense ...............              0          10,510               0                      10,510
    Production, content and product development .....         18,420               0               0                      18,420
    Sales and marketing .............................         74,393               0               0                      74,393
    General and administrative expenses .............         17,242           2,616               0                      19,858
    Provision for doubtful accounts .................              0           1,404               0                       1,404
    Depreciation and amortization ...................          5,797             203              55      Note 3           6,055
    Impairment of assets ............................          3,790               0               0                       3,790
    Write-off of investment and intangible
       assets .......................................          7,444               0               0                       7,444
    Other ...........................................         (2,000)              0               0                      (2,000)
                                                           ---------       ---------       ---------                   ---------
       Total operating expenses .....................        125,086          26,136              55                     151,277
                                                           ---------       ---------       ---------                   ---------
Income (loss) from operations .......................       (114,438)          2,345             (55)                   (112,148)
Interest expense, net ...............................         (6,776)         (1,371)              0                      (8,147)
Other income ........................................              0              93               0                          93
Loss on disposal of property and equipment ..........              0              (7)              0                          (7)
                                                           ---------       ---------       ---------                   ---------
Net income (loss) ...................................       (121,214)          1,060             (55)                   (120,209)
Beneficial conversion feature related to
    Series D preferred stock ........................        (27,500)              0               0                     (27,500)
Cumulative effect of accounting change ..............          2,750               0               0                       2,750
Provision for income taxes ..........................              0              46               0                          46
    Net income (loss) attributable to                      ---------       ---------       ---------                   ---------
       common stock .................................      $(145,964)      $   1,014       $     (55)                  $(145,005)
                                                           =========       =========       =========                   =========
Net loss per common share:

    Basic and diluted loss ..........................      $   (4.24)                                                  $   (3.69)
Cumulative effect of accounting change ..............           0.08                                                         .07
                                                           ---------                                                   ---------
                                                           $   (4.16)                                                  $   (3.62)
                                                           ---------                                                   ---------
Basic and diluted weighted average shares
    outstanding .....................................         35,077                           5,000                      40,077
                                                           =========                       =========                   =========

See accompanying notes to unaudited pro forma condensed financial statements.

                  PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)



                                                                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                       -------------------------------------------------------------------
                                                          DRKOOP         IVONYX        PROFORMA                   PROFORMA
 ($ in 000s)                                           (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS    REFERENCE    BALANCES
                                                       ------------   ------------    -----------    ---------    --------
 Revenues:
                                                                                                                  <C
    Content subscription and software license .....      $    923       $      0       $      0                   $    923
    Home infusion revenues ........................             0         12,892              0                     12,892
    Advertising and sponsorship ...................           760              0              0                        760
                                                         --------       --------       --------                   --------
       Total revenues .............................         1,683         12,892              0                     14,575
                                                         --------       --------       --------                   --------
 Operating expenses:
    Cost of home infusion revenues ................             0          5,845              0                      5,845
    Compensation and benefits expense .............             0          5,491              0                      5,491
    Production, content and product
       development ................................         3,441              0              0                      3,441
    Sales and marketing ...........................           832              0              0                        832
    General and administrative expenses ...........         4,853          1,427              0                      6,280
    Provision for doubtful accounts ...............             0            613              0                        613
    Depreciation and amortization .................           455            157            (27)       Note 3          585
    Special charges ...............................         3,585              0              0                      3,585
    Other .........................................        (1,000)             0              0                     (1,000)
                                                         --------       --------       --------                   --------
       Total operating expenses ...................        12,166         13,533            (27)                    25,672
                                                         --------       --------       --------                   --------
Income (loss) from operations .....................       (10,483)          (641)            27                    (11,097)
Interest income (expense), net ....................           182           (450)             0                       (268)
Other income ......................................             0             56              0                         56
Provision for income taxes ........................             0             32              0                         32
                                                         --------       --------       --------                   --------
    Net loss attributable to common stock .........      $(10,301)      $ (1,067)      $     27                   $(11,341)
                                                         ========       ========       ========                   ========
Net loss per common share:

    Basic and diluted loss ........................      $  (0.25)                                                $  (0.25)
                                                         ========                                                 ========
Basic and diluted weighted average
    shares outstanding ............................        40,696                         5,000                     45,696
                                                         ========                      ========                   ========


See accompanying notes to unaudited pro forma condensed financial statements.

                       PROFORMA BALANCE SHEET (UNAUDITED)



                                                                                         AS OF JUNE 30, 2001
                                                                ------------------------------------------------------------------
                                                                   DRKOOP         IVONYX        PROFORMA                  PROFORMA
($ in 000s)                                                     (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS    REFERENCE    BALANCES
                                                                ------------   ------------   -----------    ---------    --------
Assets:
Current assets:
   Cash and cash equivalents ...............................     $   4,450      $       8      $  (2,714)     Note 3      $   1,744
   Accounts receivable .....................................         1,119         15,573        (15,573)     Note 3          1,119
   Accounts receivable allowance ...........................          (874)        (4,464)         4,464      Note 3           (874)
   Inventories .............................................             0            589            (27)     Note 3            562
   Prepaid and other assets ................................         2,767             26              9      Note 3          2,802
                                                                 ---------      ---------      ---------                  ---------
      Total current assets .................................         7,462         11,732        (13,841)                     5,353
Property and equipment .....................................         1,976            721           (100)     Note 3          2,597
Intangible assets ..........................................             0              0            940      Note 3            940
Goodwill ...................................................             0              0          1,140      Note 3          1,140
Other assets ...............................................           607             68            (68)     Note 3            607
                                                                 ---------      ---------      ---------                  ---------
      Total assets .........................................     $  10,045      $  12,521      $ (11,929)                 $  10,637
                                                                 =========      =========      =========                  =========
Liabilities:
Current liabilities:
   Line of credit ..........................................     $       0      $   5,320      $  (5,320)     Note 3      $       0
   Note payable to financial institution ...................             0          2,039         (2,039)     Note 3              0
   Short term notes payable ................................           592          2,320         (2,320)     Note 3            592
   Current portion of long term debt .......................             0            172           (172)     Note 3              0
   Current portion of capital lease obligations ............           643            106            (64)     Note 3            685
   Medicare settlement .....................................             0          2,334         (2,334)     Note 3              0
   Trade accounts payable ..................................         2,269          4,135         (4,135)     Note 3          2,269
   Accrued liabilities .....................................         1,865          3,136         (3,136)     Note 3          1,865
   Deferred credit .........................................         2,000              0              0                      2,000
   Deferred revenue ........................................           764              0              0                        764
                                                                 ---------      ---------      ---------                  ---------
      Total current liabilities ............................         8,133         19,562        (19,520)                     8,175
Long-term debt, less current portion .......................             0            252           (252)     Note 3              0
Capital lease obligations, less current portion ............           623            140           (140)     Note 3            623
Deferred credit ............................................         2,000              0              0                      2,000
Other liabilities ..........................................             0              9             (9)     Note 3              0
                                                                 ---------      ---------      ---------                  ---------
      Total liabilities ....................................        10,756         19,963        (19,921)                    10,798
Redeemable convertible preferred stock of IVonyx:
   Series A preferred stock ................................             0          2,108         (2,108)     Note 3              0
   Series B preferred stock ................................             0          6,306         (6,306)     Note 3              0
   Series C preferred stock ................................             0          7,473         (7,473)     Note 3              0
   Series D preferred stock ................................             0            340           (340)     Note 3              0
                                                                 ---------      ---------      ---------                  ---------
      Total redeemable convertible preferred stock financing             0         16,227        (16,227)                         0

Commitments and contingencies
Stockholders' equity:

   Series D convertible preferred stock, par value $.001;
   15,000,000 shares authorized; liquidation value $41,250;
   2,750,000 shares issued and outstanding at
   March 31, 2001 ..........................................             3              0              0                          3
   Common stock, par value $.001; 500,000,000 shares
   authorized at June 30, 2001; 42,293,178 shares issued
   and outstanding at June 30, 2001 ........................            42              0              5      Note 2, 3          47
   Common stock, par value $.0025; 52,203,163 shares
   authorized at June 30, 2001; 2,192,840 shares issued
   and outstanding at June 30, 2001 ........................             0              5             (5)     Note 3              0
   Additional paid-in capital ..............................       212,052          3,168         (2,623)     Note 2, 3     212,597
   Deferred stock compensation .............................        (5,580)             0              0                     (5,580)
   Accumulated deficit .....................................      (207,228)       (26,842)        26,842      Note 3       (207,228)
                                                                 ---------      ---------      ---------                  ---------
      Total stockholders' equity ...........................          (711)       (23,669)        24,219                       (161)
                                                                 ---------      ---------      ---------                  ---------
Total liabilities and stockholders' equity .................     $  10,045      $  12,521      $ (11,929)                 $  10,637
                                                                 =========      =========      =========                  =========



See accompanying notes to unaudited pro forma condensed financial statements.

            NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1)     BASIS OF PRESENTATION

        The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. For the purposes of pro forma adjustments, drkoop has adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets."

(2)     CONSIDERATION

        Pursuant to the Purchase Agreement, shareholders of IVonyx, in total, received 5 million shares of drkoop common stock (exclusive of contingent consideration). For purposes of the unaudited pro forma combined condensed financial statements, the fair market value of $0.11 per share of drkoop common stock was used based on its average market price per share, for the period including two days before and after August 20, 2001, the date of final determination of the settlement amount to be paid.

        Value of drkoop.com, Inc, common stock (5 million shares at $0.11 per share):

            Common stock, $.001 par value (000's omitted).................       $  5
            Additional paid-in capital (000's omitted)....................        545
                                                                                 ----
         Net increase in drkoop.com, Inc. equity (000's omitted)..........       $550
                                                                                 ====

(3)     ASSET PURCHASE

        The allocation of the purchase price is based on an independent appraisal and a comprehensive evaluation of tangible and intangible assets acquired and liabilities assumed. The allocation to the assets purchased is as follows (000's omitted):

            Inventory ...................................     $  562
            Property and equipment ......................        621
            Deposits ....................................         35
            Contracts/customer lists ....................        890
            Provider permits/licenses ...................         50
            Goodwill ....................................      1,140
                                                              ------
            Total consideration .........................     $3,298
                                                              ======

        All IVonyx assets not included above (including cash and cash equivalents, accounts receivable and other assets) are removed in preparation of the unaudited pro forma condensed financial statements because they were not acquired by drkoop in the Asset Sale. In addition, with the exception of $42 thousand of capital lease obligations assumed, all IVonyx liabilities are removed in preparation of the unaudited pro forma condensed financial statements because such liabilities were not assumed by drkoop.

        The consideration paid is as follows (000's omitted):

            Cash ........................................     $2,000
            Common stock ................................        550
            Direct acquisition costs ....................        706
            Capital lease obligations assumed ...........         42
                                                              ------
            Total consideration .........................     $3,298
                                                              ======

        The above pro forma adjustments are based on an independent appraisal and a comprehensive valuation of the fair value of IVonyx's tangible and identifiable intangible assets acquired and liabilities assumed at the consummation of the asset sale prepared as of August 20, 2001. These unaudited pro forma condensed financial statements do not include any amortization of goodwill, in accordance with SFAS No. 142.

        Based on an independent appraisal, drkoop believes that the intangible assets acquired from Ivonyx have useful lives of seven years and are comprised principally of contracts, customer lists, provider permits and licenses. In addition, drkoop intends to continue to expand the combined company's existing lines of business, develop new businesses by leveraging the well known products of IVonyx, and take advantage of synergies that exist between drkoop and IVonyx to further strengthen existing lines of business. drkoop believes that it will benefit from the asset sale for a period of at least seven years and, therefore, a seven-year amortization period is appropriate for purchase of the contracts, customer lists, provider permits and licenses. drkoop has completed its valuations and other studies of the significant assets, liabilities and business operations of IVonyx as of the time of the Asset Sale. Using this information, drkoop has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

        The preceding unaudited pro forma condensed financial statements do not include any pro forma adjustments for the following:

        - Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

        - Upon closing of the asset sale, the combined companies may incur integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such IVonyx costs would generally be recognized as a liability assumed as of the asset sale date resulting in additional goodwill while drkoop related costs would be recognized as an expense through the statements of operations.

                      INDEX TO IVONYX FINANCIAL STATEMENTS




A. Consolidated Financial Statements of IVonyx Group Services, Inc. and
        subsidiaries for the three year periods ended December 31, 2000
        Report of Independent Accountants ......................................     F-2
        Consolidated Balance Sheets at December 31, 2000 and 1999 ..............     F-3
        Consolidated Statements of Operations for the three years ended
        December 31, 2000 ......................................................     F-4
        Consolidated Statements of Changes in Stockholders' Deficit for the
        three years ended December 31, 2000 ....................................     F-5
        Consolidated Statements of Cash Flows for the three years ended
        December 31, 2000 ......................................................     F-6
        Notes to Consolidated Financial Statements .............................     F-7

B. Unaudited Interim Consolidated Financial Statements of IVonyx Group
        Services, Inc. and subsidiaries for the three and six month periods ended June 30, 2001 and 2000
        Consolidated Balance Sheets at June 30, 2001 and December 31, 2000 .....    F-18
        Consolidated Statements of Operations for six month periods ended
        June 30, 2001 and June 30, 2000 ........................................    F-19
        Consolidated Statements of Cash Flows for the six month periods ended
        June 30, 2001 and June 30, 2000 ........................................    F-20
        Notes to Interim Consolidated Financial Statements .....................    F-21

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of IVonyx Group Services, Inc. and Subsidiaries

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of IVonyx Group Services, Inc. and Subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant accumulated deficit from operations since inception and a working capital deficit of approximately $6,000,000 as of December 31, 2000. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

        As discussed in Note 13, the Company has signed a purchase agreement to sell substantially all of the assets of the Company (other than accounts receivable and certain other excluded assets). The transaction is contingent on approval of the Company's shareholders. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from this transaction.

PricewaterhouseCoopers LLP
Austin, Texas

July 19, 2001



                                    Page F-2

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2000 and 1999



                                                                                                          2000            1999
                                                                                                      ------------    ------------
ASSETS
   Current assets:
      Cash and cash equivalents ...................................................................   $    135,689    $    111,350
      Accounts receivable, less allowance for doubtful accounts of $4,104,088 and $2,865,000 at
         December 31, 2000 and 1999, respectively .................................................     12,997,012       9,696,653
      Inventory ...................................................................................        758,042         590,582
      Prepaid expenses and other current assets ...................................................         46,385          12,306
                                                                                                      ------------    ------------
          Total current assets ....................................................................     13,937,128      10,410,891
   Property and equipment, net ....................................................................        707,915         927,144
   Other assets:
      Deposits ....................................................................................         81,645          88,736
      Other assets ................................................................................          8,563           9,167
                                                                                                      ------------    ------------
         Total assets .............................................................................   $ 14,735,251    $ 11,435,938
                                                                                                      ============    ============
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
   Current liabilities:
      Accounts payable and accrued liabilities ....................................................   $  7,108,297    $  5,565,870
      Line of credit ..............................................................................      5,963,951       7,272,757
      Short term notes payable ....................................................................      4,505,036       2,038,411
      Short term notes payable to related parties .................................................        333,954         333,954
      Current portion of long-term debt ...........................................................        119,146          18,246
      Current portion capital lease obligations ...................................................        101,129          86,437
      Other current liabilities (Note 10) .........................................................      2,562,311              --
                                                                                                      ------------    ------------
         Total current liabilities ................................................................     20,693,824      15,315,675
      Long-term debt, net of current portion ......................................................        221,828         419,698
      Capital lease obligations, net of current portion ...........................................        194,457         267,858
      Other noncurrent liabilities (Note 10) ......................................................             --       2,821,850
                                                                                                      ------------    ------------
         Total liabilities ........................................................................     21,110,109      18,825,081
                                                                                                      ------------    ------------
Redeemable convertible preferred stock:

   Series A redeemable convertible preferred stock, $.0025 par value; 3,000,000 shares authorized,
         2,557,550 issued and outstanding; aggregate liquidation preference of $6,189,271 .........      2,108,288       2,108,288
   Series B redeemable convertible preferred stock, $.0025 par value; 15,796,837 shares authorized,
         14,241,461 issued and outstanding; aggregate liquidation preference of $7,629,679 ........      6,305,520       6,305,520
   Series C redeemable convertible preferred stock, $.0025 par value; 7,473,000 shares authorized,
         7,493,000 issued and outstanding; aggregate liquidation preference of $9,042,330 .........      7,473,000       7,473,000
   Series D redeemable convertible preferred stock, $.0025 par value; 7,500,000 shares authorized,
          226,667 issued and outstanding; aggregate liquidation preference of $411,400 ............        340,001         340,001
   Commitments and contingencies (Note 2)..........................................................             --              --
   Stockholders' deficit:
      Common stock, $.0025 par value; 52,203,163 shares authorized, 2,192,840 shares outstanding at
         December 31, 2000 and 1999 ...............................................................          5,482           5,482
   Additional paid-in capital .....................................................................      3,167,574       3,167,574
   Accumulated deficit ............................................................................    (25,774,723)    (26,789,008)
                                                                                                      ------------    ------------
         Total stockholders' deficit ..............................................................    (22,601,667)    (23,615,952)

                                                                                                      ------------    ------------
         Total liabilities, redeemable convertible preferred stock
            and stockholders' deficit .............................................................   $ 14,735,251    $ 11,435,938
                                                                                                      ============    ============


    The accompanying notes are an integral part of the financial statements.



                                    Page F-3

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2000, 1999 and 1998



                                                                2000              1999              1998
                                                            ------------      ------------      ------------
Revenue, net ..........................................     $ 28,481,206      $ 25,875,842      $ 22,786,522
Cost of revenue .......................................       11,402,890         8,734,630         7,084,611
                                                            ------------      ------------      ------------
         Gross profit .................................       17,078,316        17,141,212        15,701,911
                                                            ------------      ------------      ------------
Operating expenses:
   Selling and marketing ..............................       10,509,767         9,612,244         9,144,160
   General and administrative .........................        2,615,969         3,032,219         3,206,425
   Bad debt expense ...................................        1,403,662         3,064,420         3,186,407
   Depreciation and amortization ......................          203,081           166,948           156,493
                                                            ------------      ------------      ------------
         Total operating expenses .....................       14,732,479        15,875,831        15,693,485
                                                            ------------      ------------      ------------
         Income from operations .......................        2,345,837         1,265,381             8,426
                                                            ------------      ------------      ------------
Other income (expense):
   Interest expense ...................................       (1,370,757)       (1,267,589)       (1,135,772)
   Interest income ....................................            2,760             8,695             2,586
   Loss on sale of assets .............................           (7,061)          (23,958)           (2,900)
   Other income, net ..................................           89,946            46,133           852,181
                                                            ------------      ------------      ------------
   Income (loss) before provision for income taxes ....        1,060,725            28,662          (275,479)
                                                            ------------      ------------      ------------
Income tax expense ....................................           46,440            98,948           217,764
                                                            ------------      ------------      ------------
         Net income (loss) ............................     $  1,014,285      $    (70,286)     $   (493,243)
                                                            ============      ============      ============
Net income (loss) per common share
         Basic ........................................     $       0.46      $      (0.03)     $      (0.22)
         Diluted ......................................     $       0.03      $      (0.03)     $      (0.22)
Number of weighted average shares outstanding
         Basic ........................................        2,192,840         2,192,840         2,192,840
         Diluted ......................................       30,898,584        30,898,584        30,898,584



    The accompanying notes are an integral part of the financial statements.



                                    Page F-4

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2000, 1999 and 1998




                                                                          ADDITIONAL                                TOTAL
                                                      COMMON STOCK         PAID-IN          ACCUMULATED         STOCKHOLDERS'
                                      SHARES             AMOUNT            CAPITAL            DEFICIT              DEFICIT
                                   ------------       ------------       ------------       ------------        -------------
Balance, December 31, 1997            2,192,480       $      5,482       $  3,167,574       $(26,225,479)       $(23,052,423)
Net loss                                     --                 --                 --           (493,243)           (493,243)
                                   ------------       ------------       ------------       ------------        ------------
Balance, December 31, 1998            2,192,480       $      5,482       $  3,167,574        (26,718,722)       $(23,545,666)
Net loss                                     --                 --                 --            (70,286)            (70,286)
                                   ------------       ------------       ------------       ------------        ------------
Balance, December 31, 1999            2,192,480       $      5,482       $  3,167,574        (26,789,008)       $(23,615,952)
Net loss                                     --                 --                 --          1,014,285           1,014,285
                                   ------------       ------------       ------------       ------------        ------------
Balance, December 31, 2000            2,192,480       $      5,482       $  3,167,574       $(25,774,723)       $(22,601,667)
                                   ============       ============       ============       ============        ============



    The accompanying notes are an integral part of the financial statements.


                                    Page F-5

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2000, 1999 and 1998




                                                                               2000              1999              1998
                                                                            -----------       -----------       -----------
Cash flows from operating activities:

   Net income (loss) .................................................      $ 1,014,285       $   (70,286)      $  (493,243)
   Adjustments to reconcile net loss to net cash (used) provided by operating activities:
      Depreciation and amortization ..................................          203,081           166,948           156,493
      Bad debt expense ...............................................        1,403,662         3,064,420         3,186,407
      Loss on disposal of assets .....................................            7,061            23,958             2,900
      Changes in:
         Accounts receivable .........................................       (4,704,021)       (5,502,677)       (1,273,636)
         Inventory ...................................................         (167,460)           (3,508)         (110,717)
         Prepaid expenses and other current assets ...................          (34,079)           98,854         1,328,310
         Other noncurrent assets .....................................            7,695             1,404            19,914
         Accounts payable and accrued liabilities ....................        1,542,427           526,216        (2,671,687)
         Other noncurrent liabilities ................................          (15,473)          (15,409)          (10,708)
                                                                            -----------       -----------       -----------
           Net cash (used) provided by operating activities ..........         (742,822)       (1,710,080)          134,033
                                                                            -----------       -----------       -----------
Cash flows from investing activities:

   Purchases of property and equipment ...............................               --           (71,468)          (71,895)
   Proceeds from disposal of assets ..................................            9,087                --             2,700
                                                                            -----------       -----------       -----------
           Net cash used in investing activities .....................            9,087           (71,468)          (69,195)
                                                                            -----------       -----------       -----------
Cash flows from financing activities:

   Proceeds from line of credit ......................................               --         2,185,935           263,508
   Proceeds from short term notes payable ............................        2,466,625                --                --
   Proceeds from issuance of stockholder notes .......................               --           173,150                --
   Proceeds from long term debt ......................................               --           169,379           114,235
   Payments on line of credit ........................................       (1,308,806)               --                --
   Payment of long-term debt .........................................          (96,970)         (101,087)         (160,447)
   Payment of capital lease obligations ..............................          (58,709)         (118,951)          (25,879)
   Payment on settlement of litigation ...............................         (244,066)         (713,480)         (489,180)
                                                                            -----------       -----------       -----------
           Net cash provided (used) by financing activities ..........          758,074         1,594,946          (297,763)
                                                                            -----------       -----------       -----------
Increase (decrease) in cash and cash equivalents .....................           24,339          (186,602)         (232,925)
Cash and cash equivalents, beginning of year .........................          111,350           297,952           530,877
                                                                            -----------       -----------       -----------
Cash and cash equivalents, end of year ...............................      $   135,689       $   111,350       $   297,952
                                                                            ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest .......................................................      $ 1,118,952       $ 1,145,331       $   994,485
      Taxes ..........................................................      $    46,440       $    98,948       $   217,763


    The accompanying notes are an integral part of the financial statements.


                                    Page F-6

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000, 1999 and 1998

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        ORGANIZATION

        IVonyx Group Services, Inc. (the "Company"), a Delaware corporation, was incorporated on May 31, 1988. The Company is a healthcare company engaged in the business of providing home infusion and related health services throughout the United States of America. The Company is headquartered in Livonia, Michigan.

        The Company has generated significant operating losses from operations which have been financed in part by short-term or classified current borrowings. As of December 31, 2000, the Company had a working capital deficit of approximately $6,000,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management of the Company has developed and implemented certain plans to return the Company to profitability. These plans include strategies to increase revenues and reduce operating expenses. The Company's ability to execute these strategies may be adversely affected by the actions of third-party reimbursement sources, as well as market conditions beyond the control of the Company's management. (See Note 13).

        PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions are eliminated in consolidation.

        ACCOUNTS RECEIVABLE

        The Company's accounts receivable consist primarily of accounts due from patients, institutions, Medicare, Medicaid and various insurance companies. The Company performs ongoing credit evaluations at the subsidiary level and maintains contractual allowances and bad debt reserves for potential credit losses.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

        INVENTORY

        Inventory consists of pharmaceuticals and supplies primarily used in the Company's infusion services and is stated at the lower of cost (first-in, first-out method) or market value.

        PROPERTY AND EQUIPMENT

        Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized.


                                    Page F-7

        CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially expose the Company to concentrations of credit risk consisted of cash and accounts receivable at December 31, 2000 and 1999. The Company's cash policy limits credit exposure by requiring cash to be deposited in high-quality FDIC insured financial institutions. The Company has not experienced any losses in such accounts.

        Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. Significant concentrations of accounts receivable were as follows at December 31:

                                                        2001         1999
                                                       ------       ------
    Commercial insurance carriers ...............          60%          72%
    Medicaid ....................................          10%          10%
    Medicare ....................................          15%           7%
    Other .......................................          15%          11%
                                                       ------       ------
                                                          100%         100%
                                                       ======       ======


        INCOME TAXES

        The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized and measured using enacted tax rates in effect for the year in which the differences are expected to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

        REVENUE AND CONTRACTUAL ALLOWANCES

        Revenues are recognized as the related services are rendered and are recorded net of contractual allowances. Contractual allowances represent the difference between revenue at established rates and the amounts realizable from third-party reimbursement sources. A portion of the Company's revenues are billed to third-party reimbursement sources, and accordingly, the ultimate collectibility of a portion of the Company's accounts receivable is susceptible to changes in third-party reimbursement policies. The Company records a provision for bad debts for revenues estimated to be uncollectible.

        Net patient revenue is reported at estimated net realizable amounts from patients, third party payors, and others for services rendered and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.


                                    Page F-8

        Revenue from the Medicare and Medicaid programs accounted for approximately 25% of the Company's net patient revenue for the year ended 2000. Laws and regulations governing Medicare and Medicaid are extremely complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

        STOCK-BASED COMPENSATION

        The Company measures compensation expense relating to employee stock awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Company measures compensation expense relating to non-employee stock awards in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation."

        USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at December 31, 2000 and 1999 approximated the fair values of these instruments because of their short-term maturities. The carrying value of the Company's debt and capital lease obligations approximates fair value because interest rates on the Company's existing debt and capital lease obligations approximate market rates.

        RECLASSIFICATIONS

        Certain reclassifications were made to previously reported amounts in the accompanying financial statements and the related notes to make them consistent with the current presentation format of the Company.

2.      PROPERTY AND EQUIPMENT:

        Property and equipment consisted of the following:

                                                                     DECEMBER 31,
                                                            -----------------------------
                                                               2000              1999
                                                            -----------       -----------
        Furniture and equipment ......................      $   443,123       $   457,195
        Medical equipment ............................          880,666           915,511
        Furniture and equipment ......................          441,115           468,141
        Other ........................................          280,241           239,598
                                                            -----------       -----------
                                                              2,045,145         2,080,445
        Less accumulated depreciation and amortization       (1,337,230)       (1,153,301)
                                                            -----------       -----------
                 Property and equipment, net .........      $   707,915       $   927,144
                                                            ===========       ===========


        Depreciation of property and equipment for the years ended December 31, 2000, 1999 and 1998 totaled approximately $203,081, $166,968 and
        $156,493, respectively.


                                    Page F-9

        The Company leases certain equipment under agreements that are classified as capital leases. Leased capital assets included in property and equipment at December 31, 2000 and 1999 were as follows:

                                                       2000            1999
                                                     ---------       ---------
        Equipment under capital lease .........      $ 450,803       $ 463,602
        Less accumulated amortization .........       (171,280)       (158,935)
                                                     ---------       ---------
                                                     $ 279,523       $ 304,667
                                                     =========       =========

3.      LINE OF CREDIT:


                                                                 DECEMBER 31,
                                                          --------------------------
                                                             2000            1999
                                                          ----------      ----------
        Line of credit from a financial institution;
        interest at Prime plus 2.25% (11.75% and 10.75%
        at December 31, 2000 and 1999, respectively),
        payable monthly; collateralized by all assets of
        the Company; commitment fee of 1% of the unused
        balance, payable monthly; due January 2001        $5,963,951      $7,272,757


        Available borrowings under the line of credit are based on certain accounts receivable and can be used for working capital requirements. The maximum credit limit under the line of credit ranged from $5,000,000 to $8,000,000 in fiscal years 2000 and 1999. The availability of funds under the line of credit is based on the amount of the accounts receivable balance outstanding. As of December 31, 2000 and 1999 the Company did not have any availability under the line of credit. In January 2001, the line of credit was renewed until July 2001.

        The credit agreement related to the line of credit has covenants and requires maintenance of certain financial ratios. Default on any covenant could affect the ability to borrow under the agreement, if not waived or corrected and could accelerate the maturity of any borrowings outstanding under the applicable agreement. As of December 31, 2000 and 1999, the Company was in violation of certain covenants contained in the line of credit agreement. The most significant of these violations relate to unpaid taxes, uncertainty with regard to obtaining certain long term financing by the required date and failure to maintain a required level of net worth. For fiscal years 2000 and 1999, the Company obtained a waiver for the covenant violations.


                                   Page F-10

4.      SHORT-TERM NOTES PAYABLE:


                                                                              DECEMBER 31,
                                                                       -----------------------
                                                                         2000            1999
                                                                       ----------   ----------
        Short-term notes payable, including notes payable to
        related parties, consisted of the following:

        Subordinated notes, interest at 5%, payable on demand ......   $1,438,000   $1,438,000
        Subordinated notes, interest at Prime (9.50% at
          December 31, 2000), payable on demand ....................      500,000      500,000
        Non-interest bearing note to vendor, payable on demand,
          collateralized by accounts receivable ....................    1,895,921         --
        Notes payable to shareholders, interest from 8% to 10%,
          payable on demand ........................................      333,954      333,954
        Non-interest bearing note payable to customer, principal
          due in 2001 ..............................................      608,000         --
        Other short-term notes payable .............................       63,115      100,411
                                                                       ----------   ----------
                                                                       $4,838,990   $2,372,365
                                                                       ==========   ==========


        The subordinated notes were originally issued in 1993 with 494,332 common stock warrants, which expired October 15, 1999 and were exercisable at $0.10 per share. The notes originally matured in October 1995, however, the Company entered into agreements with the holders of the notes to extend the maturity date. As of December 31, 2000 and 1999, the Company had issued 4,187,066 common stock warrants, exercisable at $0.10 per share, of which 2,420,366 expire October 31, 2001 and 1,766,700 expire December 31, 2001, in consideration of extensions through May 1, 1999. These warrants were issued from 1991 through 1998. The fair value of the warrants totaling $104,000 was calculated using the Black Scholes option pricing model with a term of 3.79 to 10.49 years, volatility of 70%, dividend yield of zero, and a risk-free interest ranging from 4.8% to 6.4%. During 1999, as part of a line of credit agreement the Company entered into contracts with notes holders, totaling $1,650,000 that are payable on demand. The Company has not entered into extension agreements with the holders of the remaining $288,000 in notes. These holders have not requested repayment of the notes.

5.      LONG-TERM DEBT:


                                                                                  DECEMBER 31,
                                                                           -------------------------
                                                                              2000            1999
                                                                           ---------       ---------
        Non-interest bearing installment purchase agreement, due
          in 2003, collateralized by IV pumps .......................      $ 285,804       $ 369,776
        Automobile loans, interest from 3.90%, to 12.49%, due
          2002 and 2003, collateralized by automobile ...............         41,983          51,939
        Bank note, 10.5% interest, principal due in 2003,
          collateralized by automobile ..............................         13,187          16,229
        Less current portion: .......................................       (119,146)        (18,246)
                                                                           ---------       ---------
                                                                           $ 221,828       $ 419,698
                                                                           =========       =========


        The scheduled maturities of long-term debt are as follows:

        2001 .......................................................................      $119,146
        2002 .......................................................................       141,219
        2003 .......................................................................        80,609
                                                                                          --------
                                                                                           340,974
                                                                                          ========


                                   Page F-11

6.      CAPITAL LEASE OBLIGATIONS:

        Capital lease obligations consisted of the following:

                                                                               DECEMBER 31,
                                                                        -------------------------
                                                                           2000            1999
                                                                        ---------       ---------
        Obligations under various capital leases collateralized by
        equipment; interest from 10.5% to 18.6%; due 2003 ........      $ 295,586       $ 354,295
        Less current portion .....................................       (101,129)        (86,437)
                                                                        ---------       ---------
                                                                        $ 194,457       $ 267,858
                                                                        =========       =========


        The scheduled maturities of capital lease obligations are as follows:

        2001 ....................................................................      $ 102,129
        2002 ....................................................................        101,087
        2003 ....................................................................         93,804
                                                                                       ---------
        Total future minimum lease payments .....................................        297,020
        Less interest ...........................................................         (1,434)
                                                                                       ---------
        Present value of obligations ............................................        295,586
        Less current portion ....................................................       (101,129)
                                                                                       ---------
        Capital lease obligations ...............................................      $ 194,457
                                                                                       =========

7.      INCOME TAXES:

        The difference between the tax benefit derived by applying the Federal statutory income tax rate to net income (losses) and the expense recognized in the financial statements is as follows:

                                                                                 DECEMBER 31,
                                                                   ----------------------------------------
                                                                      2000            1999           1998
                                                                   ---------       ---------      ---------
        Tax expense (benefit) derived by applying the
           Federal statutory income rate to net losses before
           income taxes .....................................      $ 360,646       $   9,745      $ (93,663)
        State tax provision .................................         21,689           1,152        217,764
        Permanent differences and other .....................         10,147          18,496         11,493
        (Benefit) expense attributable to change in
           valuation allowances .............................       (346,042)         69,555         82,170
                                                                   ---------       ---------      ---------
                                                                   $  46,440       $  98,948      $ 217,764
                                                                   =========       =========      =========


                                   Page F-12

Under the provisions of SFAS No. 109, the components of the net deferred tax amounts recognized in the accompanying balance sheets are:



                                                                     DECEMBER 31,
                                                            -----------------------------
                                                                2000              1999
                                                            -----------       -----------
        Deferred tax assets:
              Net operating losses ...................      $ 5,503,311       $ 6,318,360
              AMT tax credits ........................           53,227                --
              Accruals ...............................        1,808,689         1,309,344
              Accrued taxes ..........................          258,764           232,874
              Accrued compensation ...................          103,953            25,270
              Medicare settlement ....................          921,732         1,009,840
              Charitable contributions ...............           22,212           121,481
                                                            -----------       -----------
                    Current deferred tax asset .......      $ 8,671,888       $ 9,017,169
                                                            -----------       -----------
        Deferred tax liabilities:
              Basis of property and equipment ........          (74,548)          (73,787)
        Valuation allowance ..........................       (8,597,340)       (8,943,382)
                                                            -----------       -----------
              Net deferred tax asset (liability) .....      $        --       $        --
                                                            ===========       ===========


        Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has placed a valuation allowance against all of its otherwise recognizable net deferred tax asset.

        The Company's net operating loss carryforward totaling approximately $15 million at December 31, 2000 expires in varying amounts through 2020. Under Section 382 of the Internal Revenue Code, changes in ownership exceeding certain levels result in an annual limitation on losses and tax credit carryforwards. Such limitation may limit the Company's ability to fully utilize its carryforwards prior to expiration.

8.      COMMITMENTS AND CONTINGENCIES:

        LEASES

        The Company leases office space and laboratory facilities under operating leases. Rental expense under these operating leases aggregated approximately $824,226, $783,801 and $612,170 for the years ended December 31, 2000, 1999 and 1998, respectively. Future minimum payments under noncancelable operating leases with initial or remaining terms of one year or more consist approximately of the following:

        2001 ..................................               $  770,731
        2002 ..................................                  579,745
        2003 ..................................                  376,185
        Thereafter ............................                    7,122
                                                              ----------
        Total .................................               $1,733,783
                                                              ==========


                                   Page F-13

9.      EMPLOYEE BENEFIT PLAN:

        Effective January 1, 1998, the Company established a 401(k) defined contribution plan (the "Plan") in which most of its employees were eligible to participate. The Plan provides for discretionary employer contributions. To date, the Company has made no contributions to the Plan.

10.     LITIGATION:

        On June 12, 1998 the Company entered into an agreement with the United States Attorney for the District of Puerto Rico (the "Settlement"). The Settlement related to an investigation of the billing practices prior to 1998 of the Company's former branch in Puerto Rico for patients covered under the Federal government's Medicare program. Under the original term of the Settlement, the Company committed to pay $4,000,000 to the Medicare program. The Settlement called for an initial payment of $200,000 and for $3,800,000, bearing interest at a rate of 3.9%, to be paid in monthly installments of principal and interest. In February 2000, the Company ceased making scheduled installment payments related to the Settlement. In March 2001, the Federal government informed the Company that it has elected to apply Medicare reimbursements that it owes the Company against the unpaid obligation. As of December 31, 2000 receivables from the federal government amounted to approximately $2.5 million. As of December 31, 2000 and 1999 the Company had outstanding liabilities of approximately $2.6 million and $3.4 million, respectively, relating to the settlement agreement.

        On September 5, 2000, Richard A. Breakie ("Breakie"), the former President and Chief Executive Officer of IVonyx, filed suit against IVonyx in the Wayne County Circuit Court of Michigan (Case No. 00-029056-CK). Breakie sought damages for breach of his employment agreement and failure to pay a $50,000 promissory note. On September 29, 2000, IVonyx filed a motion to dismiss Breakie's claims and to compel arbitration based on an arbitration clause in Breakie's employment agreement. On November 9, 2000, the court entered an order denying the motion. On November 30, 2000, IVonyx filed an answer denying all liability and a counterclaim against Breakie for, among other things, breaching his fiduciary duties to IVonyx ("Counterclaim"). On February 2, 2001, the court entered an order dismissing the Counterclaim on Breakie's motion, finding that the Counterclaim was subject to arbitration. On July 18, 2001, a demand for arbitration was filed by IVonyx, seeking in excess of $1,000,000 in damages from Breakie. Pursuant to Breakie's June 15, 2001 motion for summary disposition and motion for entry of judgment, the court, on July 19, 2001, entered an order granting Breakie summary disposition and entered judgment in favor of Breakie in the amount of approximately $250,000. The trial court also ordered that, in the event IVonyx sells its assets during the 21 day automatic stay period in which IVonyx must file a claim of appeal with the Michigan Court of Appeals, any proceeds from the Asset Sale, in the amount then due to Breakie, must be placed in an interest-bearing escrow account by IVonyx. IVonyx intends to appeal the trial court's judgment. Management and legal counsel are presently unable to determine the ultimate outcome of this matter on appeal, or the amount of loss to the Company, if any.

        The Company is subject to various legal and administrative proceedings in the ordinary course of business. Management believes the outcome of any such proceedings will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

        As a health care provider, the Company is subject to government regulation. These regulations include laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. To ensure compliance with these regulations, insurance carriers and government entities often conduct audits and request patient records and other documents to support claims submitted by the Company for payment of services rendered to patients. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties including disqualification from reimbursement under Medicare, Medicaid, or other programs.


                                   Page F-14

11.     REDEEMABLE CONVERTIBLE PREFERRED STOCK:

        The Series A, B, C, and D preferred stock have the following characteristics:

        VOTING

        Each holder of preferred stock shall be entitled to one vote for each share of common stock into which such shares of preferred stock are then convertible. The holders of each series of preferred stock and common stock together shall vote together as one class. Fractional shares, if any, shall not be entitled to any voting rights.

        DIVIDENDS

        The holders of preferred stock shall be entitled to receive in each fiscal year such dividends as may be declared from time to time by the Board of Directors, payable out of funds legally available therefor. No established rate of dividends need be payable on the preferred stock, but the preferred stock shall be entitled to a dividend preference as set forth in the next sentence with respect to common stock. Subject to the rights of series of preferred stock which may from time to time come into existence, cash dividends may be declared and paid upon common stock in any fiscal year of the Corporation only if in that year cash dividends in the same per share amount shall have been paid to or declared and set apart upon all preferred stock.

        LIQUIDATION RIGHTS

        In the event of any liquidation, deemed liquidation (including change in control or defined asset sales), Dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A, B, C and D Shares are entitled to receive an amount per share equal to $2.00, $0.443, $1.00, and $1.50, respectively, plus an amount equal to 10% simple interest annual return on the preferred series base amount from the date of issuance to the date of distribution. In addition, the holders of each series of preferred stock is entitled to all declared and unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock.

        CONVERSION

        Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The conversion price of Series A, B, C and D is $0.825, $0.443, $1.00, and $1.50 respectively, and is subject to adjustment in accordance with antidilution provisions contained in the Company's articles of incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering priced exceeds $2.00 per share (adjusted to reflect subsequent stock dividends, stock split or recapitalization) and the aggregate proceeds raised exceed $5,000,000. The company has reserved 28,128,390 shares of common stock for issuance upon conversion of the convertible preferred stock.

12.     STOCK OPTION PLANS:

        Stock-based compensation is governed by the 1989 and 1991 stock option plans (collectively, the Stock Option Plans).

        The Stock Option Plans provide for grants of incentive stock options or nonqualified options to employees, officers and directors, and consultants of the Company. The Company has reserved an aggregate of 4,300,000 shares of common stock for issuance under the Stock Option Plans. Options under the Stock Option Plans may be granted at prices less than, equal to, or greater than the estimated fair value of the shares on the date of grant as


                                   Page F-15
        determined by the Board of Directors, provided that the exercise price of any incentive stock options granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to 110% of the fair market value of the common stock on the date of grant. The maximum term of options granted under the Stock Option Plans is ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock). Option under the Stock Option Plans generally vest over five years.

        A summary of the status of the Company's stock options as of December 31, 2000, 1999 and 1998 and the changes during the years then ended are presented below:

                                                                                 OPTIONS OUTSTANDING
                                                                           ---------------------------------
                                                                                           WEIGHTED EXERCISE
                                                                             SHARES        PRICES PER SHARE
                                                                           ----------      -----------------
        BALANCE, JANUARY 1, 1998                                            3,236,250           $0.096
              Granted                                                         300,000            0.100
              Exercised                                                            --               --
              Forfeited                                                      (888,000)           0.069
                                                                           ----------           ------
        BALANCE, DECEMBER 31, 1998                                          2,648,250            0.086
              Granted                                                         100,000            0.010
              Exercised                                                            --               --
              Forfeited                                                      (818,750)           0.091
                                                                           ----------           ------
        BALANCE, DECEMBER 31, 1999                                          1,929,500            0.081
              Granted                                                              --               --
              Exercised                                                            --               --
              Forfeited                                                      (130,000)           0.078
                                                                           ----------           ------
        BALANCE, DECEMBER 31, 2000                                          1,799,500           $0.080
                                                                           ----------           ------
              Exercisable at December 31, 2000                              1,399,500           $0.115
              Exercisable at December 31, 1999                              1,529,500            0.112
              Exercisable at December 31, 1998                              2,348,250            0.107
              Exercisable at January 1, 1998                                3,216,818            0.096
              Weighted-average fair value options granted during 1998                            0.100
              Weighted-average fair value options granted during 1999                            0.010
              Weighted-average fair value options granted during 2000                               --

        The following table summarizes information about stock options outstanding at December 31, 2000:

                                                   Options Outstanding & Exercisable
                                      ----------------------------------------------------------
                                                                  Weighted
                                                                  Average
                                                                 Remaining            Number
                                                                  Contract        Exercisable at
               Range of                     Number                  Life           December 31,
           Exercise Prices                Outstanding             (Years)              2000
        -----------------------       -------------------       -----------       --------------
           $       0.0100                        100,000              8.03              100,000
           $       0.0625                         10,000              0.93               10,000
           $       0.1000                      1,484,000              2.99            1,084,000
           $       0.1500                        173,500              1.03              173,500
           $       0.5100                         32,000              1.13               32,000
        -----------------------       -------------------       -----------       --------------
              $.01-$0.51                       1,799,500              2.60            1,399,500
        =======================       ===================       ===========       ==============



                                   Page F-16

        PRO FORMA NET INCOME

        Had the compensation cost for the Company's plans been determined using the fair value of the option, the Company's net loss for 2000, 1999 and 1998 would approximate the unaudited pro forma amounts below:

                                  December 31, 2000               December 31, 1999                 December 31, 1998
                              -------------------------       --------------------------        --------------------------
                              As Reported     Pro Forma       As Reported      Pro Forma        As Reported      Pro Forma
                              -----------     ---------       -----------      ---------        -----------      ---------
        Net income (loss)     $1,014,285      $  978,632      $  (70,286)      $ (109,483)      $ (493,243)      $ (557,488)


        The effects of applying fair market value in this pro forma disclosure are not indicative of future amounts. The fair value of each stock option granted in 1998, 1999 and 2000 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: no dividend yield, risk-free interest rates from 4.9% to 9.26%, term of 10 years and volatility of 70%.

13.     SUBSEQUENT EVENT:

        drkoop.com has signed a purchase agreement with the Company to acquire substantially all of the assets of the Company (other than cash, cash equivalents, accounts receivable and certain other excluded assets) for $2 million in cash and 5 million shares of drkoop.com common stock, plus additional contingent consideration. On April 12, 2001, the Board of Directors of the Company approved the asset sale, and an associated Dissolution as being fair and in the best interests of the Company and the holders of its capital stock. The transaction is contingent on approval of the Company's shareholders and subject to other contingencies.


                                   Page F-17

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS




                                                                                     JUNE 30,         DECEMBER 31,
                                                                                       2001              2000
                                                                                    (Unaudited)
                                                                                   ------------       ------------
ASSETS
   Current assets:
      Cash and cash equivalents .............................................      $      7,780       $    135,689
      Accounts receivable, less allowance for doubtful accounts of $4,464,229
         and $4,104,088 at June 30, 2001 and December 31, 2000, respectively         11,108,742         12,997,012
      Inventory .............................................................           589,499            758,042
      Prepaid expenses and other current assets .............................            25,894             46,385
                                                                                   ------------       ------------
         Total current assets ...............................................        11,731,915         13,937,128
   Property and equipment, net ..............................................           721,454            707,915
   Other assets:
      Deposits ..............................................................            61,132             81,645
      Other assets ..........................................................             6,945              8,563
                                                                                   ------------       ------------

         Total assets .......................................................      $ 12,521,446       $ 14,735,251
                                                                                   ============       ============
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
   Current liabilities:
      Accounts payable and accrued liabilities ..............................      $  7,270,408       $  7,108,297
      Line of credit ........................................................         5,319,960          5,963,951
      Short term notes payable ..............................................         4,025,295          4,505,036
      Short term notes payable to related parties ...........................           333,954            333,954
      Current portion of long-term debt .....................................           171,831            119,146
      Current portion capital lease obligations .............................           106,247            101,129
      Other current liabilities .............................................         2,333,671          2,562,311
                                                                                   ------------       ------------
         Total current liabilities ..........................................        19,561,366         20,693,824
      Long-term debt, net of current portion ................................           252,466            221,828
      Capital lease obligations, net of current portion .....................           139,938            194,457
      Other noncurrent liabilities ..........................................             9,041                 --
                                                                                   ------------       ------------
         Total liabilities ..................................................        19,962,811         21,110,109
                                                                                   ------------       ------------
Redeemable convertible preferred stock:
   Series A redeemable convertible preferred stock, $.0025
      par value; 3,000,000 shares authorized, 2,557,550 issued
      and outstanding; aggregate liquidation preference of $6,189,271 .......         2,108,288          2,108,288
   Series B redeemable convertible preferred stock, $.0025
      par value; 15,796,837 shares authorized, 14,241,461 issued
      and outstanding aggregate liquidation preference of $7,629,679 ........         6,305,520          6,305,520
   Series C redeemable convertible preferred stock, $.0025
      par value; 7,473,000 shares authorized, 7,493,000 issued
      and outstanding; aggregate liquidation preference of $9,042,330 .......         7,473,000          7,473,000
   Series D redeemable convertible preferred stock, $.0025
      par value; 7,500,000 shares authorized, 226,667 issued
      and outstanding; aggregate liquidation preference of $411,400 .........           340,001            340,001
   Commitments and contingencies (Note 2)....................................                --                 --
   Stockholders' deficit:
      Common stock, $.0025 par value; 52,203,163 shares authorized, 2,192,840
      shares outstanding at June 30, 2001 and December 31, 2000 .............             5,482              5,482
   Additional paid-in capital ...............................................         3,167,574          3,167,574
   Accumulated deficit ......................................................       (26,841,230)       (25,774,723)
                                                                                   ------------       ------------
         Total stockholders' deficit ........................................       (23,668,174)       (22,601,667)
                                                                                   ------------       ------------
         Total liabilities, redeemable convertible preferred
              stock and stockholders' deficit ...............................      $ 12,521,446       $ 14,735,251
                                                                                   ============       ============


The accompanying notes are an integral part of the unaudited financial statements.


                                   Page F-18

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)




                                                                THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                              -----------------------------   ----------------------------
                                                                 2001              2000          2001              2000
                                                              -----------       -----------   -----------       -----------
Revenue, net ...........................................      $ 6,436,439       $ 7,264,851   $12,892,481       $14,813,977
Cost of revenue ........................................        2,966,263         2,879,123     5,845,084         5,583,504
                                                              -----------       -----------   -----------       -----------

         Gross profit ..................................        3,470,176         4,385,728     7,047,397         9,230,473
                                                              -----------       -----------   -----------       -----------

Operating expenses:
   Selling and marketing ...............................        2,608,265         2,647,162     5,491,442         5,282,061
   General and administrative ..........................          755,322           608,913     1,426,553         1,278,047
   Bad debt expense ....................................          257,658           300,584       613,166           951,941
   Depreciation and amortization .......................          115,943           114,718       156,807           166,422
                                                              -----------       -----------   -----------       -----------

         Total operating expenses ......................        3,737,188         3,671,377     7,687,968         7,678,471
                                                              -----------       -----------   -----------       -----------

         Income (loss) from operations .................         (267,012)          714,351      (640,571)        1,552,002

Other income (expenses):
   Interest expense ....................................         (239,125)         (353,391)     (449,530)         (780,573)
   Other income, net ...................................              982            40,158        56,047            62,265
                                                              -----------       -----------   -----------       -----------

   Income (loss) before provision for income taxes .....         (505,155)          401,118    (1,034,054)          833,694
Income tax expense .....................................                -            42,350        32,453            86,500
                                                              -----------       -----------   -----------       -----------
         Net (loss) income .............................      $  (505,155)      $   358,768   $(1,066,507)      $   747,194
                                                              ===========       ===========   ===========       ===========



The accompanying notes are an integral part of the unaudited financial statements.


                                   Page F-19

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                               SIX MONTHS ENDED
                                                                                   JUNE 30,
                                                                          --------------------------
                                                                              2001           2000
                                                                          -----------    -----------
        Cash flows from operating activities:

           Net income (loss) ..........................................   $(1,066,507)   $   747,194
           Adjustments to reconcile net income (loss) to net cash
              (used) provided by operating activities:
              Depreciation and amortization ...........................       156,807        166,422
              Bad debt expense ........................................       613,166        951,941
              Loss on disposal of fixed asset .........................         3,248            (25)
              Changes in:
                 Accounts receivable ..................................     1,275,104     (3,942,671)
                 Inventory ............................................       168,543       (183,169)
                 Prepaid expenses and other current assets ............        20,491        (21,353)
                 Other noncurrent assets ..............................        22,134          5,693
                 Accounts payable and accrued liabilities .............       162,111      1,614,290
                 Other current liabilities ............................          --        1,995,018
                 Other noncurrent liabilities .........................          --       (2,060,935)
                                                                          -----------    -----------

                    Net cash (used) provided by operating activities ..     1,355,097       (727,595)
                                                                          -----------    -----------

        Cash flows from investing activities:

           Purchases of property and equipment ........................      (173,594)       (42,243)
                                                                          -----------    -----------

                    Net cash used in investing activities .............      (173,594)       (42,243)
                                                                          -----------    -----------
        Cash flows from financing activities:

           Proceeds from line of credit ...............................          --          743,556
           Proceeds from long term debt ...............................        83,323         96,964
           Payments on line of credit .................................      (643,991)          --
           Payment of short-term note .................................      (479,741)       (10,001)
           Payment of long-term debt ..................................          --         (154,386)
           Payment of capital lease obligations .......................       (49,401)       (14,313)
           Payments of principal on commitments and contingencies .....      (219,602)          --
                                                                          -----------    -----------

                    Net cash provided (used) by financing activities ..    (1,309,412)       661,820
                                                                          -----------    -----------
        Decrease in cash and cash equivalents .........................      (127,909)      (108,018)

        Cash and cash equivalents, beginning period ...................       135,689        111,350
                                                                          -----------    -----------

        Cash and cash equivalents, end of period ......................   $     7,780    $     3,332
                                                                          ===========    ===========

        SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
           Cash paid during the period for:
              Interest ................................................   $   414,791    $   641,505
              Taxes ...................................................   $   485,792    $   444,215


The accompanying notes are an integral part of the unaudited financial statements.


                                   Page F-20

IVONYX GROUP SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.      DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES:

        ORGANIZATION

        IVonyx Group Services, Inc. (the "Company"), a Delaware corporation, was incorporated on May 31, 1988. The Company is a healthcare company engaged in the business of providing home infusion and related health services throughout the United States of America. The Company is headquartered in Livonia, Michigan.

        The condensed financial statements included herein are unaudited and reflect all adjustments, which, in the opinion of management, are necessary to fairly state the Company's financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2000. The results of operations for the three month and six month periods ended June 30, 2001 and 2000 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

        PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions are eliminated in consolidation.

2.      LITIGATION:

        On June 12, 1998 the Company entered into an agreement with the United States Attorney for the District of Puerto Rico (the "Settlement"). The Settlement related to an investigation of the billing practices prior to 1998 of the Company's former branch in Puerto Rico for patients covered under the Federal government's Medicare program. Under the original term of the Settlement, the Company committed to pay $4,000,000 to the Medicare program. The Settlement called for an initial payment of $200,000 and for $3,800,000, bearing interest at a rate of 3.9%, to be paid in monthly installments of principal and interest. In February 2000, the Company ceased making scheduled installment payments related to the Settlement. In March 2001, the Federal government informed the Company that it has elected to apply Medicare reimbursements that it owes the Company against the unpaid obligation. As of June 30, 2001 and December 31, 2000, receivables from the federal government amounted to approximately $2.35 million and $2.5 million, respectfully. As of June 30, 2001 and December 31, 2000 the Company had outstanding liabilities of approximately $2.35 million and $2.6 million respectfully, relating to the settlement agreement.

        On September 5, 2000, Richard A. Breakie ("Breakie"), the former President and Chief Executive Officer of IVonyx, filed suit against IVonyx in the Wayne County Circuit Court of Michigan (Case No. 00-029056-CK). Breakie sought damages for breach of his employment agreement and failure to pay a $50,000 promissory note. On September 29, 2000, IVonyx filed a motion to dismiss Breakie's claims and to compel arbitration based on an arbitration clause in Breakie's employment agreement. On November 9, 2000, the court entered an order denying the motion. On November 30, 2000, IVonyx filed an answer denying all liability and a counterclaim against Breakie for, among other things, breaching his fiduciary duties to IVonyx ("Counterclaim"). On February 2, 2001, the court entered an order dismissing the Counterclaim on Breakie's motion, finding that the Counterclaim was subject to arbitration. On July 18, 2001, a demand for arbitration was filed by IVonyx, seeking in excess of $1,000,000 in damages from Breakie. Pursuant to Breakie's June 15, 2001 motion for summary disposition and motion for entry of judgment, the


                                   Page F-21
        court, on July 19, 2001, entered an order granting Breakie summary disposition and entered judgment in favor of Breakie in the amount of approximately $250,000. The trial court also ordered that, in the event IVonyx sells its assets during the 21 day automatic stay period in which IVonyx must file a claim of appeal with the Michigan Court of Appeals, any proceeds from the Asset Sale, in the amount then due to Breakie, must be placed in an interest-bearing escrow account by IVonyx. IVonyx intends to appeal the trial court's judgment. Management and legal counsel are presently unable to determine the ultimate outcome of this matter on appeal, or the amount of loss to the Company, if any.

        The Company is subject to various legal and administrative proceedings in the ordinary course of business. Management believes the outcome of any such proceedings will not have a materially adverse effect on the Company's consolidated financial position, results of operations or cash flows.

        As a health care provider, the Company is subject to government regulation. These regulations include laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. To ensure compliance with these regulations, insurance carriers and government entities often conduct audits and request patient records and other documents to support claims submitted by the Company for payment of services rendered to patients. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties including disqualification from reimbursement under Medicare, Medicaid, or other programs.

3.      SUBSEQUENT EVENT:

        drkoop.com acquired substantially all of the assets of the Company (other than cash, cash equivalents, accounts receivable and certain other excluded assets) for $2 million in cash and 5 million shares of drkoop.com common stock, plus additional contingent consideration on August 20, 2001. On April 12, 2001, the Board of Directors of the Company approved the asset sale, and an associated Dissolution as being fair and in the best interests of the Company and the holders of its capital stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

        10.1(i) Asset Purchase Agreement, by and among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and Infusion Acquisition Sub, Inc., dated as of April 13, 2001.

        10.98(ii)        Amendment No. 1 to Asset Purchase Agreement, by and
                         among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop LifeCare, Inc. (formerly known as Infusion Acquisition Sub, Inc.), dated as of July 30, 2001.

        10.105(iii)      Loan and Security Agreement, dated as of August 20,
                         2001, by and between drkoop Lifecare, Inc. and Heller
                         Healthcare Finance, Inc.

        10.106(iii)      Employment Agreement, dated as of August 20, 2001, by
                         and between drkoop Lifecare, Inc. and G. Peter Molloy,
                         Jr.

        10.107(iii)      Non-Qualified Stock Option Agreement, dated as of
                         August 20, 2001, by and between drkoop.com, Inc. and G.
                         Peter Molloy, Jr.

        10.108(iii)      Non-Qualified Stock Option Agreement, dated as of
                         August 20, 2001, by and between drkoop.com, Inc. and G.
                         Peter Molloy, Jr.

        10.109(iii)      Amendment No. 2 to Asset Purchase Agreement, by and
                         among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop LifeCare, Inc. (formerly known as Infusion Acquisition Sub, Inc.), dated as of August 8, 2001.


                                   Page F-22

        10.110(iii)      Amendment No. 3 to Asset Purchase Agreement, by and
                         among IVonyx Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop LifeCare, Inc. (formerly known as Infusion Acquisition Sub, Inc.), dated as of August 17, 2001.

        99.1(iii)        Text of press release, dated as of August 20, 2001, of
                         drkoop.com, Inc.

        23.1             Consent of Independent Auditors

        (i) Incorporated by reference from the Company's current report on Form 8-K dated April 13, 2001, filed April 16, 2001.

        (ii) Incorporated by reference from the Company's current report on Form 8-K dated July 31, 2001, filed July 31, 2001.

        (iii) Incorporated by reference from the Company's current report on Form 8-K dated August 20, 2001, filed August 21, 2001.


                                   Page F-23

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                        drkoop.com, Inc.



Date:  November 1, 2001                 By     /s/ RICHARD M. ROSENBLATT
                                               ---------------------------------
                                        Name:  Richard M. Rosenblatt
                                        Title: Chief Executive Officer



                                    Page S-1

EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

23.1                Consent of Independent Auditors